UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

Commission File No. 333-172070

BAETA Corp.
 (Exact name of small business issuer as specified in its charter)

New Jersey (State or other Jurisdiction of Incorporation or Organization)	26-0722186 (I.R.S. Employer Identification No.)

1 Bridge Plaza Second Floor, Suite 275 Fort Lee, NJ	07024
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number: (201) 471-0988

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Joseph M. Patricola, Esq
The Sourlis Law Firm
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Telephone: (732) 530-9007
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The following discussion provides only a brief description of the agreements described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibit 10.1 and are incorporated by reference herein.

On March 17, 2011, BAETA Corp., a New Jersey corporation (the “Company”), entered into Securities Purchase Agreement (the “Convertible Note Agreement”) with Asher Enterprises, Inc., a Delaware corporation (the “Investor”), authorizing the Investor to purchase a convertible note (the “Note”) in the principal amount of $37,500 with an interest rate of 8% per annum and a maturity date of December 21, 2011. The parties closed on the transaction on March 25, 2011.

Pursuant to the Convertible Note Agreement and the Note, the Investor, or registered Assigns (in either case the “Holder”), shall have the right, from time to time, and at any time during the period beginning on the date which is 180 days following the date of the Note and ending on the later of the maturity date or the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid principal amount of the Note into fully paid and non-assessable shares of Common Stock of the Company; provided however, to the extent that the Holder’s beneficial ownership of the Common Stock of the Company would not exceed 4.99% at any such time as a result of its conversion of the Note. The convertible feature of the Note entitles the Holder to, upon submission of a Notice of Conversion to the Company, convert portions of unpaid principal of the Note into shares Common Stock at a price equal to 58% (a 42% discount) of the average of the lowest five (5) Trading Prices (as defined below) of the Company’s the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the conversion date. “Trading Price” means the closing bid price of the Company’s Common Stock on the Over-the-Counter Bulletin Board (the “OTCBB”) or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Item 7.01 - Regulation FD Disclosure

On March 30, 2011, the Company issued a press release announcing that it has entered into the Agreement with Asher Enterprises, Inc. A copy of the press release is furnished as Exhibit 99.1 to this report.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

           (d)           Exhibits

10.1	Convertible Note Agreement and form of Convertible Note entered into between BAETA Corp. and Asher Enterprises, Inc., dated March 17, 2011.

99.1	Press Release announcing the entry into the Convertible Note Agreement with Asher Enterprises, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAETA CORP.

Date: March 30, 2011	By:	/s/ LEONID PUSHKANTSER
Name: Leonid Pushkantser
Title: Chief Executive Officer and Director
(Principal Executive Officer)